Exhibit 99.1

February 13, 2018

FSP 303 East Wacker Drive Corp.

The Board of Directors of FSP 303 East Wacker Drive Corp. (the "Company") has declared a dividend in the amount of $340 per preferred share of stock, representing property operations for the quarter ended December 31, 2017. The dividend will be payable on February 14, 2018, and will be paid directly by the Company. NOTE: if your investment is in a retirement account, the dividend will be sent to your custodian or plan administrator.

The Company owns a 28-story, multi-tenant office tower located in downtown Chicago, Illinois containing approximately 860,000 square feet of office and retail space and a 294-stall underground parking garage (the “Property”). The Property was approximately 73.5% leased at the end of the fourth quarter of 2017, representing no change from the end of the fourth quarter of 2016. Management has been working with several existing tenants on potential lease extensions and is targeting leased occupancy of approximately 75% by the end of the first quarter of 2018.

The downtown Chicago office market (the “central business district”) witnessed an increase in total vacancy of approximately three million square feet during 2017. According to CBRE, the central business district total vacancy rate was 13.2% at the end of the fourth quarter of 2017, compared to a total vacancy rate of 11.2% at the end of fourth quarter of 2016. Management believes that the increase in vacancy in the central business district during 2017 has been primarily due to the addition of supply from new construction and a lack of meaningful net absorption. The East Loop, the Property’s specific submarket within the central business district, witnessed negative net absorption during 2017. According to CBRE, the total vacancy rate for buildings in the East Loop was 13.2% as of December 31, 2017, compared to 12.8% as of December 31, 2016. Management believes that the increase in vacancy in the East Loop during 2017 has been primarily due to an increase in available sublease space.

Several factors, including softer market conditions during 2017 and early 2018 and a dearth of larger prospects, have caused us to focus on renewing and expanding existing tenants while also attempting to attract smaller and mid-sized prospective tenants. This process has been time consuming and slow to materialize. As we look at the remainder of 2018, management believes that it may take longer than expected to stabilize the Property at a higher occupancy level. However, if market conditions warrant, the Board of Directors intends to attempt another sale of the Property in 2018. Although continued work remains to completely stabilize the Property, we believe that the Company has sufficient capital to fund the estimated tenant improvement costs and leasing commissions that will be required. We expect a similar level of dividend distributions in future periods until occupancy levels at the Property more fully recover, and we have a better idea of the Property’s actual future capital and leasing needs. We cannot guarantee the future payment of dividends or the amount of any such dividends.

401 Edgewater Place - Wakefield, MA 01880-6207 - 800-950-6288

FSPInvestments@fspreit.com

A sale of the Property would be subject to a number of conditions, including a successful marketing of the Property, approval by the Company’s Board of Directors, review of a Proxy Statement by the U.S. Securities and Exchange Commission and approval by a majority of the holders of the Company’s preferred stock. At this time, we are not able to predict when or if that will occur.

It is important to remember that Franklin Street Properties Corp., the Company’s sole common shareholder and the Property’s asset manager, has a large equity investment in the Company totaling $82,813,000, owning the same preferred shares as all other investors.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services; Lara Ryan, Investor Services Manager or Michelle Sullivan, Investor Services Specialist, with any questions you may have.

George J. Carter

Chief Executive Officer – FSP 303 East Wacker Drive Corp.

The Company’s annual filing on Form 10-K will be submitted to the SEC within approximately 90 days after the end of the quarter, and you will be able to access the document via the SEC’s website. To view Company filings with the SEC, access the following link:

http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001431766

If the link does not work properly, go to www.sec.gov, Filings & Forms, Search for Company Filings; Company or fund name, ticker symbol, CIK (Central Index Key), file number, state, country, or SIC (Standard Industrial Classification); Company Name: type FSP 303 East Wacker (no need to type complete name, but be sure to include FSP); click on Find Companies at bottom of page and you should be brought to the correct location to view filings.

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FSP 303 East Wacker Drive Corp. – Dividend Summary

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
(1/5-3/31)
3/31/2007	$1,340	$2,961,400	5.6%
6/30/2007	$1,400	$3,094,000	5.6%
9/30/2007	$1,400	$3,094,000	5.6%
12/31/2007	$1,400	$3,094,000	5.6%
2007				$5,540
3/31/2008	$1,400	$3,094,000	5.6%
6/30/2008	$1,400	$3,094,000	5.6%
9/30/2008	$1,400	$3,094,000	5.6%
12/31/2008	$1,400	$3,094,000	5.6%
2008				$11,140
3/31/2009	$1,400	$3,094,000	5.6%
6/30/2009	$1,013	$2,238,730	4.1%
9/30/2009	$1,013	$2,238,730	4.1%
12/31/2009	$1,011	$2,234,310	4.0%
2009				$15,577
3/31/2010	$997	$2,203,370	4.0%
6/30/2010	$914	$2,019,940	3.7%
9/30/2010	$914	$2,019,940	3.7%
12/31/2010	$1,040	$2,298,400	4.2%
2010				$19,442
3/31/2011	$679	$1,500,590	2.7%
6/30/2011	$859	$1,898,390	3.4%
9/30/2011	$859	$1,898,390	3.4%
12/31/2011	$859	$1,898,390	3.4%
2011				$22,698
3/31/2012	$859	$1,898,390	3.4%
6/30/2012	$859	$1,898,390	3.4%
9/30/2012	$0	$0	0.0%
12/31/2012	$0	$0	0.0%
2012				$24,416
3/31/2013	$0	$0	0.0%
6/30/2013	$0	$0	0.0%
9/30/2013	$0	$0	0.0%
12/31/2013	$0	$0	0.0%
2013				$24,416
3/31/2014	$0	$0	0.0%
6/30/2014	$0	$0	0.0%
9/30/2014	$0	$0	0.0%
12/31/2014	$0	$0	0.0%
2014				$24,416
3/31/2015	$0	$0	0.0%
6/30/2015	$0	$0	0.0%
9/30/2015	$0	$0	0.0%
12/31/2015	$0	$0	0.0%
2015				$24,416

FSP 303 East Wacker Drive Corp. – Dividend Summary

(continued)

QUARTER	DIVIDEND	DIVIDENDS	ANNUALIZED	DIVIDENDS
ENDING	PER SHARE	PAID	YIELD*	PER SHARE
				TOTAL PAID TO DATE
3/31/2016	$316	$698,360	1.3%
6/30/2016	$316	$698,360	1.3%
9/30/2016	$316	$698,360	1.3%
12/31/2016	$330	$729,300	1.3%
2016				$25,694
3/31/2017	$330	$729,300	1.3%
6/30/2017	$335	$740,350	1.3%
9/30/2017	$340	$751,400	1.4%
12/31/2017	$340	$751,400	1.4%
2017				$27,039

*Yield based on original offering amount of $221,000,000 and $100,000/share

Forward-Looking Statements

Statements made in this letter that state the Company’s or management's intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This letter may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Readers are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about government fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this letter to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.